UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

New Century Equity Holdings Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

On January 5, 2009, New Century Equity Holdings Corp. issued the following press release:

NEW CENTURY COMMENCES SOLICITATION OF STOCKHOLDERS TO APPROVE ACQUISITION OF WILHELMINA INTERNATIONAL, LTD. AND ITS AFFILIATED COMPANIES

Annual Meeting of Stockholders to Approve Wilhelmina Acquisition Scheduled for February 5, 2009

DALLAS, Jan. 5 /PRNewswire-FirstCall/ – New Century Equity Holdings Corp. (OTCBB:NCEH) today announced it has begun soliciting New Century stockholders to vote on the company’s proposed acquisition of Wilhelmina International, Ltd. and its affiliated companies, including Wilhelmina Models, Wilhelmina Miami, Wilhelmina Film & TV and Wilhelmina Artist Management, and certain related matters.  The definitive proxy statement with respect to the acquisition was mailed to stockholders of record as of December 19, 2008 last week. The proposals contained in the proxy statement will be submitted to a vote of the stockholders at New Century’s annual meeting of stockholders, which is scheduled to be held at 11:00 a.m. CST on February 5, 2009 at the company’s headquarters in Dallas, Texas.

“The stockholder vote is an important step required to close the Wilhelmina transaction and we are pleased to have reached this point,” said Mark Schwarz, acting chief executive officer of New Century. “Approval by stockholders of the transaction, including a change in New Century’s name to Wilhelmina International, Inc., will be the launching point for us as we seek to capitalize on Wilhelmina’s longstanding reputation and history of success in the model management industry worldwide.  As a new publicly-held company, Wilhelmina will seek opportunities to grow in a number of exciting areas, including artist management, television production and through possible future acquisitions.”

On August 26, 2008, New Century announced that it had entered into a definitive agreement to acquire the Wilhelmina companies, subject to stockholder approval and other closing conditions.

Wilhelmina Models, founded 40 years ago by successful model Wilhelmina Cooper, is today one of the largest and most successful model management companies in the world representing women, men and children through its offices in New York, Los Angeles, and Miami. As an innovator in the industry, Wilhelmina Models became the first fashion company to develop a specific division to exclusively represent premier talent in the worlds of music, sports and entertainment. Today, that division, called Wilhelmina Artist Management, is one of the top in the industry with a roster that includes music superstars Fergie, Natasha Bedingfield, Ciara, Brandy, and many others. In addition, the sports roster has golf teaching legend David Leadbetter and the recently created Wilhelmina 7. Wilhelmina Artist Management helps create, develop, and maintain the brand identity of artists and athletes by securing major fashion campaigns, endorsements, marketing opportunities and tour sponsorships. The Division has secured commercial endorsements, fashion campaigns and sponsorships for its artists with companies such as Candie’s shoes, Coca-Cola, Cover Girl, Dessert Beauty, Donna Karan, Hershey’s, Hugo Boss, L’Oreal, Mattel, Nautica, Nestle, Nike, and Pizza Hut.

The Wilhelmina acquisition is expected to close in the first quarter of 2009 to the extent the transaction is approved by the stockholders at the annual meeting and the remaining closing conditions are satisfied.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves the expectations, plans, intentions or strategies of New Century Equity Holdings Corp. (“New Century”) regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release, they are identified by references to dates after the date of this release and words such as “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions.  Factors that could cause New Century’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, the timing and successful completion of the acquisition of Wilhelmina International, Ltd. and its affiliated companies (the “Wilhelmina Companies”), New Century’s success in integrating the operations of the Wilhelmina Companies in a timely manner, or at all, and New Century’s ability to realize the anticipated benefits of the transaction to the extent, or in the timeframe, anticipated.  Other such factors include any additional risk factors identified in New Century’s definitive proxy statement filed with the Securities and Exchange Commission on December 22, 2008.  The forward-looking statements in this release are based upon information available to New Century as of the date of this release, and New Century assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

STOCKHOLDERS OF NEW CENTURY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ NEW CENTURY’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH NEW CENTURY’S SOLICITATION OF PROXIES FOR THE ANNUAL MEETING BECAUSE THIS DOCUMENT CONTAINS IMPORTANT INFORMATION ABOUT NEW CENTURY AND THE PROPOSED ACQUISITION OF THE WILHELMINA COMPANIES. THE DEFINITIVE PROXY STATEMENT HAS BEEN MAILED TO STOCKHOLDERS OF RECORD AS OF DECEMBER 19, 2008. STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: NEW CENTURY EQUITY HOLDINGS CORP., 200 CRESCENT COURT, SUITE 1400, DALLAS, TEXAS 75201, ATTENTION: MARK E. SCHWARZ.